EXHIBIT 10.1

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                            Dated as of June 26, 2008


                                 by and between

                         COACTIVE MARKETING GROUP, INC.

                                       and

                                 SOVEREIGN BANK







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                                TABLE OF CONTENTS

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS...............................................6
        SECTION 1.01. Definitions..............................................6
        SECTION 1.02. Terms Generally.........................................18

ARTICLE II
REVOLVING CREDIT LOANS........................................................18
        SECTION 2.01. Revolving Credit Loans..................................18
        SECTION 2.02. Revolving Credit Note...................................19
        SECTION 2.03. Term Loan...............................................19
        SECTION 2.04. Term Note...............................................20
        SECTION 2.05. Standby Letters of Credit...............................20

ARTICLE III
PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;..............................23
        SECTION 3.01. Interest Rate; Continuation and Conversion of Loans.....23
        SECTION 3.02. Use of Proceeds.........................................24
        SECTION 3.03. Prepayments.............................................24
        SECTION 3.04. Fees....................................................25
        SECTION 3.05. Inability to Determine Interest Rate....................26
        SECTION 3.06. Illegality..............................................26
        SECTION 3.07. Increased Costs.........................................27
        SECTION 3.08. Indemnity...............................................28
        SECTION 3.09. Taxes...................................................28
        SECTION 3.10. Payments................................................29
        SECTION 3.11. Disbursement of Loans...................................29

ARTICLE IV
REPRESENTATIONS AND WARRANTIES................................................29
        SECTION 4.01. Organization, Powers....................................29
        SECTION 4.02. Authorization of Borrowing, Enforceable Obligations.....30
        SECTION 4.03. Financial Condition.....................................30
        SECTION 4.04. Taxes...................................................31
        SECTION 4.05. Title to Properties.....................................31
        SECTION 4.06. Litigation..............................................31
        SECTION 4.07. Agreements..............................................31
        SECTION 4.08. Compliance with ERISA...................................31
        SECTION 4.09. Federal Reserve Regulations; Use of Proceeds............32
        SECTION 4.10. Approvals...............................................32
        SECTION 4.11. Subsidiaries............................................32
        SECTION 4.12. Hazardous Materials.....................................32

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        SECTION 4.13. Investment Company Act..................................32
        SECTION 4.14. Security Documents......................................33
        SECTION 4.15. No Default..............................................33
        SECTION 4.16. Material Contracts......................................33
        SECTION 4.17. Permits and Licenses....................................33
        SECTION 4.18. Compliance with Law.....................................33
        SECTION 4.19. Accounts Receivable.....................................33
        SECTION 4.20. Disclosure..............................................33

ARTICLE V
CONDITIONS TO LENDING ........................................................34
        SECTION 5.01. Conditions to Initial Extension of Credit...............34
        SECTION 5.02. Conditions to Extension of the Term Loan................36
        SECTION 5.03. Conditions to All Extensions of Credit..................36

ARTICLE VI
AFFIRMATIVE COVENANTS ........................................................37
        SECTION 6.01. Existence, Properties, Insurance........................37
        SECTION 6.02. Payment of Indebtedness and Taxes.......................38
        SECTION 6.03. Reports, etc. Financial Statements......................38
        SECTION 6.04. Books and Records; Access to Premises...................40
        SECTION 6.05. Notice of Adverse Change................................40
        SECTION 6.06. Notice of Default.......................................41
        SECTION 6.07. Notice of Litigation....................................41
        SECTION 6.08. Notice of Default in Other Agreements...................41
        SECTION 6.09. Notice of ERISA Event...................................41
        SECTION 6.10. Notice of Environmental Law Violations..................42
        SECTION 6.11. Notice Regarding Material Contracts.....................42
        SECTION 6.12. Compliance with Applicable Laws.........................42
        SECTION 6.13. Subsidiaries............................................42
        SECTION 6.14. Depository Relationship.................................42
        SECTION 6.15. Environmental Laws......................................42

ARTICLE VII
NEGATIVE COVENANTS ...........................................................43
        SECTION 7.01. Liens...................................................43
        SECTION 7.02. Indebtedness............................................44
        SECTION 7.03. Guaranties..............................................44
        SECTION 7.04. Sale of Assets..........................................45
        SECTION 7.05. Sales of Receivables....................................45
        SECTION 7.06. Loans and Investments...................................45
        SECTION 7.07. Nature of Business......................................45
        SECTION 7.08. Sale and Leaseback......................................45
        SECTION 7.09. Federal Reserve Regulations.............................45
        SECTION 7.10. Accounting Policies and Procedures......................46
        SECTION 7.11. Hazardous Materials.....................................46

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        SECTION 7.12. Limitations on Fundamental Changes......................46
        SECTION 7.13. Financial Condition Covenants...........................46
        SECTION 7.14. Dividends...............................................46
        SECTION 7.15. Transactions with Affiliates............................47
        SECTION 7.16. Impairment of Security Interest.........................47
        SECTION 7.17. Subordinated Debt.......................................47

ARTICLE VIII
EVENTS OF DEFAULT ............................................................47
        SECTION 8.01. Events of Default.......................................47

ARTICLE IX
MISCELLANEOUS
        SECTION 9.01. Notices.................................................50
        SECTION 9.02. Effectiveness; Survival.................................50
        SECTION 9.03. Expenses................................................51
        SECTION 9.04. Modification of Agreement...............................51
        SECTION 9.05. Successors and Assigns; Participations..................51
        SECTION 9.06. No Waiver; Cumulative Remedies..........................52
        SECTION 9.07. APPLICABLE LAW..........................................52
        SECTION 9.08. SUBMISSION TO JURISDICTION; JURY WAIVER.................52
        SECTION 9.09. Severability............................................53
        SECTION 9.10. Right of Setoff.........................................53
        SECTION 9.11. Headings................................................53
        SECTION 9.12. CONSTRUCTION............................................53
        SECTION 9.13. Counterparts............................................53


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SCHEDULES

Schedule I            -      Subsidiaries
Schedule II           -      Existing Liens
Schedule III          -      Existing Indebtedness
Schedule IV           -      Existing Guarantees
Schedule V            -      Material Contracts
Schedule VI           -      Litigation
Schedule 4.04         -      Tax Filings

EXHIBITS
Exhibit A             -      Form of Revolving Credit Note
Exhibit B             -      Form of Term Note
Exhibit C             -      Form of Security Agreement
Exhibit D             -      Form of Opinion of Counsel
Exhibit E             -      Form of Guaranty
Exhibit F             -      Form of Borrowing Base Certificate



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         CREDIT AGREEMENT dated as of June 26, 2008, by and between COACTIVE
MARKETING GROUP, INC., a Delaware corporation (the "Company"), and SOVEREIGN BANK, a federal savings bank (the "Lender").

                                    RECITALS

         The Company has requested the Lender to extend credit from time to time and the Lender is willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Definitions. As used herein, the following words and terms shall have the following meanings:

         "Acquired Assets" shall have the meaning given such term in the Asset Purchase Agreement.

         "Acquisition" shall mean the acquisition by U.S. Concepts of certain assets of 3 For All Partners identified in the Asset Purchase Agreement as the Acquired Assets.

         "Affiliate" shall mean (a) a director, officer, partner, shareholder, member, manager, employee, executor or trustee of a specified Person, or (b) with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Aggregate Outstandings" shall mean, on the date of determination, the sum of (a) the aggregate outstanding principal amount of all Revolving Credit Loans at such time, and (b) the aggregate Standby LC Exposure at such time.

         "Agreement" shall mean this Credit Agreement dated as of June 26, 2008, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Asset Purchase Agreement" means that certain ASSET PURCHASE AGREEMENT, dated as of June __, 2008, by and among COACTIVE MARKETING GROUP, INC., a

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Delaware corporation ("Parent"), U.S. Concepts LLC, a Delaware limited liability company ("Buyer"), 3 FOR ALL PARTNERS, LLC, a New York limited liability company d/b/a mktgpartners ("Seller"), CHARLIE HORSEY ("Horsey"), EVAN GREENBERG ("EG"), GLENN GREENBERG ("GG"), PATTY HUBBARD ("PH") and JOHN MOUSSEAU ("JM" and, together with Horsey, EG, GG, and PH, the "Members").

         "Borrowing Base" shall mean an amount equal to seventy-five percent (75%) of the face amount of all Eligible Receivables; provided the Bank may increase or decrease such percentage from time to time in its reasonable discretion. Any such revision to advance rates would become effective five (5) Business Days after notice of such change is delivered to the Company, unless a Default or Event of Default is then existing, in which case such revision shall be effective immediately upon delivery of such notice.

         "Borrowing Base Certificate" shall mean the Borrowing Base Certificate in the form attached hereto as Exhibit F.

         "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Company.

         "Business Day" shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any LIBOR Rate Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

         "Capital Expenditures" shall mean additions to property and equipment of the Company and its Subsidiaries which, in conformity with Generally Accepted Accounting Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the consolidated statement of cash flow of the Company and its Subsidiaries, including without limitation, property and equipment which are the subject of Capital Leases.

         "Capital Lease" shall mean any lease the obligations of which are required to be capitalized on the balance sheet of a Person in accordance with Generally Accepted Accounting Principles.

         "Cash Collateral" shall mean the pledge and deposit by the Company with the Lender, as collateral for the Obligations, of cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Lender and the taking of all action required to provide the Lender with a first priority perfected security interest in such deposit.

         "Change of Control" shall mean any event which results in (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 35% or more of the combined voting power of all

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securities of the Company entitled to vote in the election of directors; or (ii)
the individuals who, as of the date hereof, constitute the Board of Directors of the Company, together with those who first become directors subsequent to such date, provided the recommendation, election or nomination for election to the Board of Directors of such subsequent directors was approved by a vote of at least a majority of the directors then still in office who were either directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, ceasing for any reason to constitute a majority of the members of the Board of Directors of the Company.

         "Chief Financial Officer" shall mean the Chief Financial Officer of the Company.

         "Closing Date" shall mean June 26, 2008.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" shall mean, collectively, the Revolving Credit Commitment and the Term Loan Commitment.

        "Company" shall have the meaning set forth in the preamble hereto.

         "Consolidated Debt Service Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated Net Income, plus (i) to the extent deducted in determining Consolidated Net Income, the sum of (A) Consolidated Interest Expense, and (B) all depreciation and amortization expenses or charges, minus
(ii) the sum of (A) dividends and/or distributions for the applicable period and
(B) Unfunded Capital Expenditures to (b) the sum of (i) Consolidated Interest Expense plus (ii) all scheduled installments of principal on all Indebtedness (including Capital Leases) having a final maturity of one year or more from the date of incurrence thereof, including, without limitation, the Term Loan. All the foregoing categories shall be determined on a consolidated basis for the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis and shall be calculated (without duplication) over the four fiscal quarters then most recently ended.

         "Consolidated EBITDA" shall mean for the Company and its Subsidiaries for any period, Consolidated Net Income (Net Loss) for such period, plus, to the extent deducted in computing such Consolidated Net Income (Net Loss) and without duplication, the sum of (a) Consolidated Interest Expense for such period, (b) depreciation and amortization expenses or charges for such period, and (c) all income taxes to any government or governmental instrumentality whether paid or accrued for such period, in each case, determined on a consolidated basis for the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis. For purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters, if during such period the Company or any Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the operating assets of any Person, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition and related transactions had been consummated on the first day of such period. The pro forma calculations pursuant to the immediately preceding

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sentence (including adjustments in respect of cost savings) shall be made in accordance with Regulation S-X under the Securities Act of 1933, as amended, unless otherwise approved by the Lender.

         "Consolidated Funded Debt" means, as of the date of determination, the sum of all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, having an original maturity of one year or more, including the current portion thereof.

         "Consolidated Interest Expense" shall mean the consolidated gross interest expense on all Indebtedness of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis and calculated (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof.

         "Consolidated Leverage Ratio" shall mean the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the last day of such period.

         "Consolidated Net Income (Net Loss)" shall mean, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Pre-tax Net Loss" shall mean, for any period, the net loss of the Company and its Subsidiaries on a consolidated basis (calculated exclusive of extraordinary gains or non-cash losses) for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis, plus, to the extent deducted in computing such consolidated net loss, all income taxes to any government or governmental instrumentality whether paid or accrued for such period.

         "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

         "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

         "Diaego" means, collectively, Diageo Plc, its Subsidiaries and Affiliates.

         "Dollar" and the symbol "$" shall mean lawful currency of the United States of America.

         "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's

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Investor Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e)
tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or rated A-2 or better by Moody's Investor Service, Inc.

         "Eligible Receivables" shall mean Receivables created by the Company or its Subsidiaries in the ordinary course of business arising out of the sale of goods or rendition of services by the Company, which are and at all times shall continue to be acceptable to the Lender, in its sole discretion, in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Lender in the Lender's exclusive judgment. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and the underlying goods shipped or otherwise delivered to the customer per the invoice for such goods or services performed in full, as the case may be; provided that the foregoing shall not exclude Receivables arising from invoices issued no more than thirty (30) days in advance of the services to be performed under such invoice, provided further that no more than twenty-five percent (25%) of all Eligible Receivables as of any date of determination shall be Receivables billed in advance of services in accordance with the foregoing proviso; (b) no more than ninety (90) days have elapsed from the invoice date;
(c) the payments due on more than 50% of all Receivables from the same Customer are not more than ninety (90) days past the invoice date; (d) subject to the proviso set forth in (a) above, the Receivable arose or arises from a bona fide transaction; (e) the Receivable is in full conformity with the representations and warranties made by the Company to the Lender with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by the Company or any security interest created pursuant to the Security Documents or permitted by
Section 7.01 hereof; (f) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located; (g) the Customer has not asserted that the Receivable, and the Company is not aware that the Receivable, arises out of a bill and hold, consignment or progress billing arrangement or is subject to any setoff, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof, the Receivable does not constitute a chargeback or debit memo, and the Customer has not objected to its liability thereon or returned, rejected or repossessed any of such goods, (h) the Receivable arose in the ordinary course of business of the Company; (i) the Customer is not (i) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof or any foreign government unless there has been compliance to the satisfaction of the Lender the Federal Assignment of Claims Act or similar state or foreign statutes or
(ii) an Affiliate of the Company or any subsidiary of any thereof; (j) the Customer is a United States person or an obligor in the United States, (k) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (l) the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (m) the Receivable is denominated in and provides for payment by the

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Customer in U.S. dollars; (n) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with Generally Accepted Accounting Principles or the customary business practices of the Company; (o) the Lender possesses a valid, first priority perfected security interest in such Receivable as security for payment of the Obligations; and (p) the Lender is reasonably satisfied with the credit standing of the Customer in relation to the amount of credit extended.

         "Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

         "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by the Lender. For purposes hereof each LIBOR Rate Loan shall be deemed to constitute a "eurocurrency liability" as defined in Regulation D, and subject to the reserve requirements of "Regulation D," without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Lender from time to time under Regulation D.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Executive Officer" shall mean any of the President, the Chief Executive Officer, Chief Financial Officer or the Secretary of the Company or any of its Subsidiaries, as applicable, and their respective successors, if any, designated by the board of directors thereof.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the

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next succeeding Business Day by the Federal Reserve Bank of New York, or, if
such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three Federal fund brokers of recognized standing selected by the Lender.

         "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

         "Guarantors" shall mean, collectively, Inmark Services LLC, a Delaware limited liability company, Optimum Group LLC, a Delaware limited liability company, U.S. Concepts LLC, a Delaware limited liability company, Digital Intelligence Group LLC, a Delaware limited liability company, Bars.com LLC, a Delaware limited liability company, and each other Person who from time to time is required to execute a Guaranty in accordance with Section 6.13.

         "Guaranty" shall mean the Guaranty in the form attached hereto as Exhibit E to be executed and delivered by each Guarantor on the Closing Date and thereafter by each Person required to deliver a Guaranty pursuant to Section
6.13 hereof, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company or any of its Subsidiaries and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

         "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Lender and in accordance with accepted practice; (i) all obligations of such Person in respect of bankers' acceptance; and (j) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit.

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         "Interest Payment Date" shall mean (a) as to any Prime Rate Loan, the first day of each calendar month during the term hereof; (b) as to any LIBOR Rate Loan, the last day of the Interest Period for such LIBOR Rate Loan; and (c) as to any Loan, the date such Loan is paid in full or in part; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

         "Interest Period" shall mean with respect to any LIBOR Rate Loan:

         (a) initially, the period commencing on the date such LIBOR Rate Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or in its notice of conversion from a Prime Rate Loan to a LIBOR Rate Loan provided, in each case, in accordance with the terms of Articles II and III hereof; and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable written notice to the Lender not later than 11:00 a.m. New York, New York time three (3) Business Days prior to the last day of then current Interest Period with respect to such LIBOR Rate Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) if the Company shall fail to give notice as provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected LIBOR Rate Loan to a Prime Rate Loan on the last day of then current Interest Period with respect thereto;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iv)     no Interest Period may be selected with respect to
(a) a Revolving Credit Loan which ends later than the Revolving Credit Commitment Termination Date, or (b) the Term Loan which ends later than the Term Loan Maturity Date;

                  (v) no more than four (4) Interest Periods may exist at any one time; and

                  (vi) the Company shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Rate Loan during an Interest Period for such LIBOR Rate Loan.

         "Lender" shall have the meaning set forth in the preamble hereto.

         "LIBOR Rate Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

         "Lien" shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loans" shall mean, collectively, the Revolving Credit Loans and Term Loan.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Guaranties, any Hedging Agreement entered into with the Lender and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Master Services Contract" means the Marketing and Promotion Agreement, dated as of July 1, 2006, between the Spirits division of Diageo North America, Inc., the DC&E division of Diageo North America, Inc., Diageo-Guinness USA, Inc. and U.S. Concepts.

         "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of (i) this Agreement or any of the other Loan Documents or (ii) the rights or remedies of the Lender hereunder or thereunder.

         "Material Contract" shall mean each contract, instrument or agreement
(a) to which the Company or any of its Subsidiaries is a party which is material to the business, operations or condition (financial or otherwise), prospects, or properties of the Company and its Subsidiaries taken as a whole, or (b) which requires the payment to, or by, the Company or any of its Subsidiaries during the term thereof in excess of $500,000.

         "Notes" shall mean, collectively, the Revolving Credit Note and the Term Note.

         "Notice of Borrowing" shall mean the Lender's form of notice of borrowing or other form of notice of borrowing acceptable to the Lender.

         "Obligations" shall mean all obligations, liabilities and indebtedness of the Company to the Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans, and obligations arising under Hedging Agreements with the Lender (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, and interest that but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations, whether or not a claim is allowed against such Company for such interest in the related bankruptcy proceeding), and all fees, costs, expenses and indemnity obligations of the Company hereunder, under any other Loan Document or under any Hedging Agreement. The Obligations shall be joint and several obligations of the Company.

         "Payment Office" shall mean the Lender's office located at 330 South Service Road, Melville, NY 11747, or such other office as the Lender may designate from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Liens" shall mean the Liens specified in clauses (a) through
(h) of Section 7.01.

         "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

         "Plan" shall mean any multi-employer or single-employer plan defined in
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, or any Subsidiary of the Company or an ERISA Affiliate on account of such employees' employment by the Company, or any Subsidiary of the Company or an ERISA Affiliate.

         "Prime Rate" shall mean, for any day, the higher of (a) the rate per annum publicly announced by the Lender from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective, or (b) the Federal Funds Effective Rate plus one-half of one percent (0.5%).

         "Prime Rate Loans" shall mean Loans at such as they are being made and/or maintained at a rate of interest based on the Prime Rate.

         "Receivable" shall mean any and all rights to payments for goods sold or leased or for services rendered, including accounts, contract rights, general tangibles and any such right evidenced by chattel paper, instruments or documents.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

         "Reserve Adjusted Libor" shall mean with respect to an Interest Period pertaining to a LIBOR Rate Loan, the rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of the interest at which Dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto are offered to the London office of the Lender in immediately available funds in the London interbank market for Eurodollars by leading banks in the eurodollar market at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement

         "Revolving Credit Commitment" shall mean the Lender's obligation to make Revolving Credit Loans to the Company in an aggregate amount not to exceed $2,500,000, as such amount may be adjusted in accordance with the terms of this Agreement.

         "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

         "Revolving Credit Commitment Termination Date" shall mean June 30,
2011.

         "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a).

         "Revolving Credit Note" shall have the meaning set forth in Section
2.02.

         "Security Agreement" shall mean the Security Agreement in the form attached hereto as Exhibit C to be executed and delivered on the Closing Date by the Company and the Guarantors and by any Person who may be required to execute the same pursuant to Section 6.13, as amended, restated, supplemented or otherwise modified from time to time.

         "Security Documents" shall mean the Security Agreement and each other collateral security document delivered to the Lender hereunder.

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

         "Standby LC Disbursement" shall mean a payment made by the Lender pursuant to a Standby Letter of Credit.

         "Standby LC Exposure" shall mean, on the date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Standby Letters of Credit at such time, and (b) the aggregate amount of all Standby LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.

         "Standby LC Fee" shall mean one and one-quarter (1.25%) percent per annum.

         "Standby Letter of Credit" shall mean any letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

         "Subordinated Debt" or "Subordinated Indebtedness" shall mean all Indebtedness which is subordinated in right of payment to the prior payment in full of the Obligations on terms of subordination satisfactory to and approved in writing by the Lender.

         "Subsidiaries" shall mean with respect to any Person any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

         "Taxes" shall have the meaning set forth in Section 3.09.

         "Term Loan" shall have the meaning set forth in Section 2.03

         "Term Loan Commitment" shall mean the Lender's obligation to make a Term Loan to the Company in the principal amount of $2,500,000 on the Term Loan Funding Date.

         "Term Loan Funding Date" the date on which the conditions to funding of the Term Loan set forth in Section 5.02 hereof have been satisfied.

         "Term Loan Maturity Date" shall mean June 30, 2011.

         "Term Note" shall have the meaning set forth in Section 2.04.

         "3 For All Partners" means 3 For All Partners, LLC, a New York limited liability company.

         "Type" shall mean as to any Loan its status as a Prime Rate Loan or a LIBOR Rate Loan.

         "UCP" shall mean the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 or any successor publication thereof.

         "Unfunded Capital Expenditures" shall mean, with respect to any period, Capital Expenditures incurred during such period which are not financed with the proceeds from any Indebtedness or a Capital Lease.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         "U.S. Concepts" means U.S. Concepts LLC, a Delaware limited liability company.

         SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II

                             REVOLVING CREDIT LOANS

         SECTION 2.01. Revolving Credit Loans.
                       ----------------------

         (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Lender agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings would exceed the then current Borrowing Base. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be (i) LIBOR Rate Loans, (ii) Prime Rate Loans, or (iii) a combination thereof.

         (b) The Company shall give the Lender irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. (New York, New York time), three (3) Business Days prior to the date of each proposed LIBOR Rate Loan under this Section 2.01 or prior to 11:00 a.m. (New York, New York time) on the date of each proposed Prime Rate Loan under this
Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds,
(iii) the initial Interest Period if a LIBOR Rate Loan, and (iv) the proposed Borrowing Date. Except for borrowings which utilize the full remaining amount of the Revolving Credit Commitment, each borrowing of a Prime Rate Loan shall be in an amount not less than $500,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of LIBOR Rate Loan shall be an amount not less than $500,000 or whole multiples of $100,000 in excess thereof. Funding of all Loans shall be made in accordance with Section 3.11 of this Agreement.

         (c) The Company shall have the right, upon not less than three Business Days' prior written notice to the Lender to terminate the Revolving Credit Commitment or from time to time to permanently reduce the amount of the Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Outstandings would exceed the lesser of (x) Revolving Credit Commitment as then reduced or (y) the then current Borrowing Base; provided, further, that any such termination or reduction requiring prepayment of any LIBOR Rate Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $500,000 or whole multiples of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitment then in effect.

         (d) The agreement of the Lender to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding and the aggregate amount of all Standby LC Disbursements that have not yet been reimbursed by or on behalf of the Company, together with all accrued interest thereon and all other amounts due and payable hereunder.

         SECTION 2.02. Revolving Credit Note. The Revolving Credit Loans made by the Lender shall be evidenced by a promissory note of the Company (the "Revolving Credit Note"), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Lender in a principal amount equal to the Revolving Credit Commitment. The Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. The Lender is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in the Lender's records or on the grid schedule annexed to the Revolving Credit Note; provided, however, that the failure of the Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by the Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of the Lender shall constitute presumptive evidence of the information so recorded absent manifest error.

         SECTION 2.03. Term Loan. Subject to the terms and conditions hereof, the Lender agrees to make a term loan (the "Term Loan") to the Company on the Term Loan Funding Date in an amount equal to the Term Loan Commitment. The

Company shall give the Lender irrevocable written notice on or before the Term Loan Funding Date specifying (a) the Type of such Term Loan, and (b) if the Term Loan is a LIBOR Rate Loan, the initial Interest Period selected for the Term Loan. The Term Loan may, at the election of the Company, be either (x) a LIBOR Rate Loan or (y) a Prime Rate Loan, but not a combination thereof. The Term Loan Commitment shall terminate upon funding of the Term Loan on the Term Loan Funding Date.

         SECTION 2.04. Term Note. The Term Loan made by the Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B (the "Term Note") payable to the order of the Lender and representing the obligation of the Company to pay the unpaid principal amount of the Term Loan with interest thereon as provided in Section 3.01. The Lender is authorized to record the Type of the Term Loan and the date and amount of each payment or prepayment of principal thereof in the Lender's records or on the grid schedule annexed to the Term Note; provided, however, that the failure of the Lender to set forth each payment and other information shall not in any manner affect the obligation of the Company to repay the Term Loan in accordance with the terms of the Term Note and this Agreement. The Term Note, the grid schedule and the books and records of the Lender shall constitute conclusive evidence of the information so recorded absent manifest error. The Term Note shall (a) be dated the Term Loan Funding Date, (b) be stated to mature on the Term Loan Maturity Date and (c) be payable as to principal in twelve (12) consecutive quarterly installments commencing on September 30, 2008 and continuing on the last day of each December, March, June and September thereafter with the first eleven (11) quarterly installments to be in an amount equal to $168,750 and the last installment on the Term Loan Maturity Date to be in an amount equal to the remaining unpaid principal amount of the Term Loan then outstanding. The Term Note shall bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in,
Section 3.01.

         SECTION 2.05. Standby Letters of Credit.
                       -------------------------

         (a) Generally. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Company in accordance herewith, the Lender shall issue Standby Letters of Credit at any time during the Revolving Credit Commitment Period. Notwithstanding the foregoing, at no time shall the Standby LC Exposure exceed $1,000,000, and no Letter of Credit shall be issued if, after giving effect to the same, the Aggregate Outstandings would exceed the lesser of (x) the Revolving Credit Commitment in effect at such time or (y) the then current Borrowing Base. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Lender by no later than 12:00 noon, New York, New York time, on the day which is at least two (2) Business Days prior to the proposed date of issuance or creation. Such issuance shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiry date and the amount and beneficiary of the Standby Letters of Credit will be as designated by the Company; provided that the Lender reserves the right to limit the expiry date if in its reasonable judgment the requested expiry date is not reasonable and customary for the transaction of the type for which the Letter of Credit is being requested. Each Letter of Credit issued by the Lender hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and
(iv) the drafts and other documents necessary to be presented to the Lender upon drawing thereunder. The Company agrees to execute and deliver to the Lender such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as the Lender in accordance with its customary practices may reasonably request. The Lender will not be required to issue a Standby Letter of Credit hereunder with an expiration date more than three hundred sixty-five (365) days from the date of issuance of such Letter of Credit and in no event shall any Letter of Credit expire (or by its terms be required to be paid or extended, renewed, financed or refinanced to a date) more than 180 days after the Revolving Credit Commitment Termination Date. With respect to all Standby Letters of Credit that shall not have expired or presentment for honor shall not have occurred on or prior to the Revolving Credit Commitment Termination Date, the Company shall provide the Lender on the Revolving Credit Commitment Termination Date with Cash Collateral in an amount equal to the aggregate undrawn amount of such Standby Letters of Credit. Such Cash Collateral shall be used to reimburse the Lender for drawings under Standby Letters of Credit for which the Lender has not been reimbursed and, to the extent not so used, shall be held for the satisfaction of the reimbursement obligations of the Company at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations, with any amount remaining after such satisfactions to be returned to the Company or paid to such other party as may legally be entitled to the same.

         (b) Drawings Under Standby Letters of Credit. The Company hereby absolutely and unconditionally promises to pay the Lender not later than 12:00 noon (New York, New York time) the amount of each drawing under a Letter of Credit if the Company receives notice of such drawing prior to 10:00 a.m., New York, New York time, on the date of such drawing, or if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon (New York, New York time), on the Business Day immediately following the day that the Company receives such notice; provided, however, if any drawing was in an amount not less than $500,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.01 hereof that such payment be financed with a Revolving Credit Loan which is a Prime Rate Loan in an equivalent amount, and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such a Prime Rate Loan. Such request shall be made by the Company on the date of receipt of notice from the Lender of a drawing under a Standby Letter of Credit. Each drawing under a Standby Letter of Credit which is not paid on the date such drawing is made, shall accrue interest for each day from and including the date of such drawing, to but excluding the date that the Company reimburses the Lender in full for such drawing, at the rate per annum then applicable to Revolving Credit Loans which are Prime Rate Loans; provided, however, that if the Company fails to reimburse such drawing when due pursuant to this paragraph
(b), then the Company shall pay to the Lender interest on the amount of such drawing at the rate per annum set forth in Section 3.01(c) hereof.

         (c)      Standby Letter of Credit Obligations Absolute.

                  (i) The obligation of the Company to reimburse the Lender as provided hereunder in respect of drawings under Standby Letters of Credit shall rank pari passu with the obligation of the Company to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances subject to subsection (ii) below. Without limiting the generality of the foregoing, the obligation of the Company to reimburse the Lender in respect of drawings under Standby Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Standby Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Standby Letter of Credit, or any financial institution or other party to which any Standby Letter of Credit may be transferred. The Lender may accept or pay any draft presented to it under any Standby Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Standby Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Standby Letter of Credit. Furthermore, neither the Lender nor any of its correspondents shall be responsible, as to any document presented under a Standby Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of the Standby Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Standby Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of the Standby Letter of Credit. The Lender shall have the right, in its sole discretion, to decline to accept any documents and to decline making payment under any Standby Letter of Credit if the documents presented are not in strict compliance with the terms of such Standby Letter of Credit.

                  (ii) Any action, inaction or omission on the part of the Lender or any of its correspondents under or in connection with any Standby Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Company and shall not place the Lender or any of its correspondents under any liability to the Company in the absence of
(x) gross negligence or willful misconduct by the Lender or its correspondents or (y) the failure by the Lender to pay under a Standby Letter of Credit after presentation of a draft and documents strictly complying with such Standby Letter of Credit unless the Lender is prohibited from making such payment pursuant to a court order. The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Standby Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the UCP to the extent applicable and not inconsistent with the laws of the State of New York.

                                  ARTICLE III

                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;

                                FEES AND PAYMENTS

         SECTION 3.01. Interest Rate; Continuation and Conversion of Loans.
                       ---------------------------------------------------

         (a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate.

         (b) Each LIBOR Rate Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus two and one-quarter percent (2.25%).

         (c) Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause (e) below), shall, at the option of the Lender, bear interest payable on demand at a rate of interest 2% per annum in excess of the interest rate otherwise then in effect or, if no rate is in effect, 2% per annum in excess of the Prime Rate.

         (d)      If a Default or Event of Default shall occur pursuant to
Section 8.01(a) hereof and such Default or Event of Default shall continue unremedied for ten (10) consecutive days, the Company shall pay to the Lender a late fee in an amount equal to five percent (5%) of the amount of the payment due the Lender, whether consisting of principal, interest or otherwise.

         (e) The Company may elect from time to time to convert outstanding Loans from LIBOR Rate Loans to Prime Rate Loans by giving the Lender at least three Business Day's prior irrevocable written notice of such election, provided that any such conversion of LIBOR Rate Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. The Company may elect from time to time to convert outstanding Loans from Prime Rate Loans to a LIBOR Rate Loan by giving the Lender irrevocable written notice of such election not later than 11:00 a.m. (New York, New York time), three (3) Business Days prior to the date of the proposed conversion., with respect to a LIBOR Rate Loan. All or any part of outstanding Prime Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $500,000 or whole multiples of $100,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from any type of LIBOR Rate Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $500,000.

         (f) Any LIBOR Rate Loan in a minimum principal amount of $500,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period in effect when the Lender is notified, or otherwise has actual knowledge, of such Default or Event of Default.

         (g) If the Company shall fail to select the duration of any Interest Period for any LIBOR Rate Loan in accordance with the definition of "Interest Period" set forth in Section 1.01, the Company shall be deemed to have selected an Interest Period of one month.

         (h) No Loan may be funded as a LIBOR Rate Loan, or converted to or continued as a LIBOR Rate Loan, with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date or Term Loan Maturity Date, as applicable.

                  (i) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to the Lender limiting the rates of interest that may be charged or collected by the Lender. In each such event payments of interest required to be paid to the Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by the Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to the Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to the Lender shall be reduced to the extent necessary so that the Lender shall not receive interest in excess of such maximum amount.

                  (ii) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis of a year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Prime Rate shall change when and as the Prime Rate changes in accordance with the definition thereof. Each determination by the Lender of an interest rate or fee hereunder shall, absent manifest error, be conclusive and binding for all purposes.

         SECTION 3.02. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used solely for the working capital needs of the Company in the ordinary course of its business. The proceeds of the Term Loan shall be used solely to fund a portion of the purchase price for the Acquisition and other costs incurred by the Company in connection with the Acquisition.

         SECTION 3.03. Prepayments.
                       -----------

         (a) The Company may at any time and from time to time prepay then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08 with respect to any prepayment or payment of a LIBOR Rate Loan on a date other than the last day of the Interest Period with respect thereto, upon written notice to the Lender (or telephonic notice promptly confirmed in writing) not later than 1100 a.m. (New York, New York time), three
(3) Business Days before the date of prepayment with respect to prepayments of LIBOR Rate Loans, or 11:00 a.m. (New York, New York time) one (1) Business Day before the date of prepayment with respect to Prime Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of the Term Loan or the Revolving Credit Loan and LIBOR Rate Loans or Prime Rate Loans, or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Company shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment of a LIBOR Rate Loan pursuant to this Section 3.03 shall be in a principal amount of $500,000 or whole multiples of $100,000 in excess thereof. Each partial prepayment of a Prime Rate Loan pursuant to this Section
3.03 shall be in a principal amount of $500,000 or whole multiples of $100,000 in excess thereof.

         (b) To the extent that the Aggregate Outstandings exceed the lesser of (i) the Revolving Credit Commitment in effect at such time and (ii) the Borrowing Base as in effect at any time, the Company shall immediately prepay the Revolving Credit Loans to the extent necessary to cause compliance with the foregoing. All prepayments under this clause (b) shall be applied, first, to Prime Rate Loans outstanding and second, to LIBOR Rate Loans outstanding. To the extent that such prepayments are insufficient to cause such compliance, the Company shall pledge to the Lender, Cash Collateral in an amount equal to the amount of such shortfall, which Cash Collateral shall secure the reimbursement obligations of the Company to the Lender with respect to drawings under Standby Letters of Credit.

         (c)      Each prepayment of principal of a Loan pursuant to this
Section 3.03 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Unless otherwise directed by the Company pursuant to Section 3.03(a), partial prepayments of any Loan shall be applied first to outstanding Prime Rate Loans and then to LIBOR Rate Loans in such order as the Lender shall determine in its sole and absolute discretion. Prepayments of the Term Loan shall be applied to the remaining installments of principal thereof in inverse order of maturity. Amounts paid with respect to the Term Loan may not be re-borrowed.

         SECTION 3.04. Fees.
                       ----

         (a) The Company agrees to pay to the Lender an annual facility fee of $7,500 per year, payable in arrears in quarterly installments of $1,875 each on the last Business Day of March, June, September, and December of each year commencing September 30, 2008 and on the Revolving Credit Commitment Termination Date or the date the Revolving Credit Commitment is permanently reduced in whole.

         (b) The Company shall pay to the Lender a commission with respect to the Lender's participation in Standby Letters of Credit equal to the Standby LC Fee multiplied by the average daily amount of the Standby LC Exposure during the period from and including the Closing Date to but excluding the later of (a) the Revolving Credit Commitment Termination Date and (b) the date on which the

Lender ceases to have any Standby LC Exposure. Such commissions with respect to Standby Letters of Credit shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing September 30, 2008; provided that all such fees shall be payable on the Revolving Credit Commitment Termination Date or the date the Revolving Credit Commitment is permanently reduced in whole and any such fees accruing after the Revolving Credit Commitment Termination Date or the date the Revolving Credit Commitment is permanently reduced in whole shall be payable on demand. All commissions with respect to Standby Letters of Credit shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed.

         (c) The Company shall pay to the Lender upon issuance of any Standby Letter of Credit hereunder, a letter of credit fronting fee equal to 0.25% of the face amount of each Standby Letter of Credit issued hereunder, together with the customary fees and expenses charged by the Lender in its sole discretion with respect to the issuance, payment, acceptance, processing and administration of Letters of Credit (including, without limitation, amendments to Letters of Credit).

         (d) The Company agrees to pay to the Lender an upfront fee of $12,500, $6,250 of which the Lender acknowledges receipt prior to the date hereof and the remaining balance of which shall be paid in full on the Closing Date.

         SECTION 3.05. Inability to Determine Interest Rate. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) for any requested Interest Period with respect to (a) the making of a LIBOR Rate Loan,
(b) a LIBOR Rate Loan that will result from the requested conversion of a Prime Rate Loan into a LIBOR Rate Loan, or (c) the continuation of an LIBOR Rate Loan beyond the expiration of then current Interest Period with respect thereto, the Lender shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company of such determination. Until the Lender notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue a LIBOR Rate Loan or to convert a Prime Rate Loan or to a LIBOR Rate Loan.

         SECTION 3.06. Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain LIBOR Rate Loans as contemplated by this Agreement, the Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, and (a) the commitment of the Lender to make and to allow conversion to or continuations of LIBOR Rate Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Company shall pay to the Lender, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

         SECTION 3.07. Increased Costs.
                       ---------------

         (a) In the event that any introduction of or change in, on or after the date hereof, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

                  (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loan, or change the basis of taxation of payments to the Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of the Lender or lending office of the Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Lender's lending office is located, or by any jurisdiction in which the Lender is organized, has its principal office or is managed and controlled); or

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender; or

                  (iii) shall impose on the Lender any other condition, or change therein; and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which the Lender deems material, then, in any such case, the Company shall pay the Lender, upon demand, such additional amount or amounts as the Lender shall have determined will compensate the Lender for such increased costs or reduction.

         (b) If the Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or the Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Company shall pay to the Lender, the additional amount or amounts as the Lender shall have determined will compensate the Lender or the Lender's holding company for such reduction. The Lender's determination of such amounts shall be conclusive and binding on the Company absent manifest error.

         (c) A certificate of the Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) above shall be conclusive absent manifest error. The Company shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

         (d) In the event the Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b), it shall promptly notify the Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of the Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion. The Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.07(a) or
Section 3.07(b), it will use reasonable efforts to designate another lending office for any Loans affected by such event with the object of avoiding or reducing the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of the Lender, cause the Lender to suffer no additional cost or economic, legal or regulatory disadvantage.

         SECTION 3.08. Indemnity. The Company agrees to indemnify the Lender and to hold the Lender harmless from any loss, cost or expense which the Lender may sustain or incur, including, without limitation, interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain LIBOR Rate Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any LIBOR Rate Loan, (b) default by the Company to accept or make a borrowing of a LIBOR Rate Loan or a conversion into or continuation of a LIBOR Rate Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any LIBOR Rate Loan after the Company gives a notice in accordance with Section 3.03 of this Agreement and/or (d) the making of any payment or prepayment (whether mandatory or optional) of a LIBOR Rate Loan or the making of any conversion of a LIBOR Rate Loan to a Prime Rate Loan and, with respect to LIBOR Rate Loan only, such payment, prepayment or conversion is on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of the Lender setting forth such amounts shall be conclusive absent manifest error. The Company shall pay the Lender the amount shown as due on any certificate within ten (10) days after receipt thereof.

         SECTION 3.09. Taxes. All payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Lender by (a) the United States of America or any political subdivision or taxing authority thereof or therein, (b) the jurisdiction under the laws of which the Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (c) any jurisdiction in which the Lender's lending office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Lender hereunder, or under the Note, the amount so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Company shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure together with any expenses payable by the Lender in connection therewith.

         SECTION 3.10. Payments. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and shall be made to the Lender, at the Payment Office of the Lender in Dollars in immediately available funds. The Lender may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans and reimbursement obligations with respect to Standby Letters of Credit to the Company's accounts at the Payment Office or other office of the Lender. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at then applicable rate during such extension.

         SECTION 3.11. Disbursement of Loans. The Lender shall make each Loan to be made by it hereunder available to the Company at the Payment Office by crediting the account of the Company with such amount and in like funds; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, then the Lender shall apply such proceeds for such purpose to extent necessary and credit the balance, if any, to the Company's account.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to extend the credit herein provided for, the Company represents and warrants to the Lender that both prior to and after giving effect to the Acquisition:

         SECTION 4.01. Organization, Powers. The Company and each Guarantor (a) is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, (b) has the power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, with respect to the Company, the power to obtain extensions of credit hereunder and to execute and deliver the Notes.

         SECTION 4.02. Authorization of Borrowing, Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Company hereunder, and the execution, delivery and performance by each Guarantor of the Loan Documents to which such Guarantor is a party, (a) have been duly authorized by all requisite corporate, limited partnership or limited liability action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company or any Guarantor or any rule or regulation of any Governmental Authority, (ii) the Certificate of Incorporation or By-laws of the Company, (iii) the Certificate of Formation, limited liability company agreement, or other organizational documents, as applicable, of any Subsidiary of the Company, (iv) any order of any court or other Governmental Authority binding on the Company or any Subsidiary of the Company, or (v) any indenture, agreement or other instrument to which the Company or any Subsidiary of the Company is a party, or by which the Company or any Subsidiary of the Company or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Company or any Guarantor other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company or any Guarantor is a party constitutes a legal, valid and binding obligation of such Company and each Guarantor, as the case may be, enforceable against such Company and each Guarantor, as the case may be, in accordance with its terms.

         SECTION 4.03. Financial Condition.
                       -------------------

         (a) The Company has heretofore furnished to the Lender the audited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statement of income, retained earnings and cash flow of the Company and its Subsidiaries, audited by Lazar, Levine & Felix LLP, independent certified public accountants, for the fiscal year ended March 31, 2008. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and since March 31, 2008, no Material Adverse Effect has occurred. The Company shall deliver to the Lender a certificate of the Chief Financial Officer to that effect on the Closing Date. Other than obligations and liabilities arising in the ordinary course of business since March 31, 2008, there are no material obligations or liabilities contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected or disclosed on such audited statements other than obligations of the Company and any of its Subsidiaries incurred in the ordinary course of business.

         (b) The Company and each of the Guarantors is Solvent and immediately after giving effect to each Loan and each other extension of credit contemplated by this Agreement and the execution of each Loan Document, will be Solvent.

         SECTION 4.04. Taxes. Except as set forth on Schedule 4.04, the Company and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

         SECTION 4.05. Title to Properties. The Company and each of its Subsidiaries has good title to their respective properties and assets reflected on the financial statements referred to in Section 4.03(a) hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

         SECTION 4.06. Litigation. (a) Except as set forth on Schedule VI, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against the Company or such Subsidiary, could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Company nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.07. Agreements. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate or company restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect

         SECTION 4.08. Compliance with ERISA. Each Plan is in compliance in all material respects with ERISA; no Plan is insolvent or in reorganization, no Plan or Plans have an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency; neither the Company, its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to
Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which could reasonably be expected to present a risk to the Company, or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Company, or any ERISA Affiliates exists or is likely to arise on account of any Plan and the Company, as applicable, may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.

         SECTION 4.09. Federal Reserve Regulations; Use of Proceeds. Neither the Company nor any of its Subsidiaries is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

         (a) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T,U, or X of the Board of Governors of the Federal Reserve System.

         (b) The proceeds of each Loan, and each other extension of credit hereunder shall be used solely for the purposes permitted under Section 3.02.

         SECTION 4.10. Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any of its Subsidiaries, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Company, the borrowings and each other extension of credit hereunder.

         SECTION 4.11. Subsidiaries. Attached hereto as Schedule I is a correct and complete list of each of the Company's Subsidiaries as of the Closing Date showing as to each Subsidiary, its name, the jurisdiction of its incorporation or formation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interests owned by each shareholder or other owner of an interest.

         SECTION 4.12. Hazardous Materials. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any of its Subsidiaries has used Hazardous Materials on, from, or affecting any property now owned or occupied or previously owned or occupied by any of the Company or any of its Affiliates in any manner which violates any applicable Environmental Law. To the knowledge of the Company, no prior owner of any such property, or any tenant, subtenant, prior tenant or prior subtenant has used Hazardous Materials on, from, or affecting such property in any manner which violates in any material respect any applicable Environmental Law or has not remediated any such property in accordance with applicable law or regulation.

         SECTION 4.13. Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.14. Security Documents. Each Security Document executed by the Company and the Guarantors shall, pursuant to its terms, constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Documents in favor of the Lender, which shall be prior to all other Liens, claims and rights of all other Persons, other than Permitted Liens, in such collateral and shall be enforceable as such against all other Persons.

         SECTION 4.15. No Default. No Default or Event of Default has occurred and is continuing.

         SECTION 4.16. Material Contracts. All Material Contracts in effect on the date hereof are disclosed on Schedule V hereto. Each Material Contract is in full force and effect and is binding upon and enforceable against the Company and each of its Subsidiaries, in each case, to the extent they are a party thereto, and, to the Company's knowledge, all other parties thereto in accordance with its terms, and there exists no default, in any material respect, under any Material Contract by the Company or any Subsidiary of the Company or by any other party thereto which (a) has not been fully cured or waived, or (b) with respect to the Company or any Subsidiary of the Company, could result in the incurrence or acceleration of any obligations or liabilities under, or termination of, such Material Contract.

         SECTION 4.17. Permits and Licenses. The Company and each of its Subsidiaries has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.18. Compliance with Law. The Company and each of its Subsidiaries are in compliance with all laws, rules, regulations, orders and decrees which are applicable to the Company or any of its Subsidiaries, or to any of their respective properties, which the failure to comply with could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.19. Accounts Receivable. Each Receivable shown on each Borrowing Base Certificate is based upon an actual bona fide sale and shipment of delivery of goods or rendition of services to Customers made by the Company and each Guarantor in the ordinary course of their business; the goods and inventory sold and the Receivables thereby created and created by services being rendered are the exclusive property of the Company and the Guarantors, as applicable, and are not and shall not be subject to any Lien (other than Permitted Liens); and except as the Company may otherwise advise the Lender, the Customers of the Company and the Guarantors have accepted such goods or services and owe and are obligated to pay the full amount stated in the invoices according to their terms, without dispute, offset, defense or counterclaim. Notwithstanding the foregoing to the contrary, each Borrowing Base Certificate may include Receivables arising from invoices issued no more than thirty (30) days in advance of the services to be performed under such invoice.

         SECTION 4.20. Disclosure. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Lender by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.


                                   ARTICLE V

                              CONDITIONS TO LENDING

         SECTION 5.01. Conditions to Initial Extension of Credit. The obligation of the Lender to make its initial Revolving Credit Loan hereunder, and the obligation of the Lender to issue the initial Standby Letter of Credit, are subject to the following conditions precedent:

         (a) Revolving Credit Note. On or prior to the Closing Date, the Lender shall have received the Revolving Credit Note as duly executed by the Company.

         (b) Guaranties. On or prior to the Closing Date, the Lender shall have received a Guaranty duly executed by each Guarantor.

         (c) Security Agreements. On or prior to the Closing Date, the Lender shall have received the Security Agreement duly executed by the Company and each Guarantor.

         (d) Opinion of Counsel. On or prior to the Closing Date, the Lender shall have received a written opinion of counsel for the Company and the Guarantors dated the Closing Date and addressed to the Lender, substantially in the form of Exhibit D attached hereto.

         (e) Supporting Documents. On or prior to the Closing Date, the Lender shall have received (i) a certificate of good standing for the Company and each Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the charter documents of the Company and each Guarantor, (iii) a certificate of an authorized officer, member or manager of the Company and each Guarantor, as the case may be, dated the Closing Date and certifying: (x) that the charter documents, by-laws and operating agreements of such Person, as applicable, have not been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company and by the board of directors or other governing body or Persons of each Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of the Company and of each officer or other authorized Person of each Guarantor executing each Loan Document to which the Company or any Guarantor of the Company is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer, member or manager of the Company and each Guarantor, as the case may be, as to the incumbency and signature of the authorized officer, member or manager of the Company and each Guarantor; and (iv) such other documents as the Lender may reasonably request.

         (f) Insurance. On or prior to the Closing Date, the Lender shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof, and evidence that the Lender has been named loss payee and additional insured, as applicable, with respect to each policy of such insurance.

         (g) Assets Free from Liens. Prior to the Closing Date, the Lender shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that the Company's and each Guarantor's assets are free and clear of all Liens except Permitted Liens.

         (h) Borrowing Base Certificate. On or prior to the Closing Date, the Lender shall have received a Borrowing Base Certificate satisfactory to the Lender dated as of the Closing Date and signed by the Chief Financial Officer.

         (i) Depository Account. On or prior to the Closing Date, the Lender shall have received evidence that the Company has opened a depository account with the Lender.

         (j) Fees and Expenses. On or prior to the Closing Date, the Lender shall have received the fees payable on the Closing Date pursuant to Section 3.04(d) and reimbursement of expenses in accordance with Section 9.03(b).

         (k) No Litigation. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any Guarantor pending or threatened before any court, governmental agency or arbiter that could reasonably be expected to be adversely determined against such Company or any Guarantor and, if so adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect

         (l) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender that imposes materially adverse conditions upon the transactions contemplated hereby.

         (m) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries as a whole, since March 31, 2008.

         (n) Due Diligence. The Lender shall have received results satisfactory to it with respect to judgment, tax, bankruptcy and lien searches against the Company, each Guarantor and 3 For All Partners.

         (o) Officer's Certificate. On the Closing Date, the Lender shall have received a certificate dated the Closing Date, executed by an Executive Officer of the Company, confirming compliance with the conditions set forth in clauses (a), (b) and (c) of Section 5.03.

         (p) Other Information, Documentation. The Lender shall have received such other and further information and documentation as it may reasonably require, including, but not limited to, any information or documentation relating to compliance by the Company and each of its Subsidiaries with the requirements of all Environmental Laws.

         (q) Completion of Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Lender, and its counsel.

         SECTION 5.02. Conditions to Extension of the Term Loan. The obligation of the Lender to make the Term Loan hereunder is subject to satisfaction of the conditions precedent set forth in Section 5.01, Section 5.03 and satisfaction of the following conditions precedent:

         (a) Consummation of the Acquisition. The Lender shall have received a certificate from an Executive Officer of the Company certifying that all conditions to the consummation of the Acquisition have been satisfied prior to, or shall be satisfied concurrently with, the funding of the Term Loan.

         (b) Term Note. The Lender shall have received the Term Note duly executed by the Company.

         (c) No Liens. The Lender shall have received evidence satisfactory to it that the Acquired Assets are free and clear of all Liens, except Permitted Liens.

         (d) Acquisition Documents. The Lender shall have received a true, correct and complete copy of the agreements governing the terms of the Acquisition, all of which shall be satisfactory to the Lender in all material respects.

         (e) Consideration. The aggregate purchase price for the purchase by U.S. Concepts of the Acquired Assets shall not exceed the amount set forth in the agreements referred to in clause (d) above.

         (f) Receipt of Consents. The Lender shall be satisfied that all third-party and governmental consents and approvals necessary in connection with the consummation of the Acquisition have been obtained.

         SECTION 5.03. Conditions to All Extensions of Credit. The obligation of the Lender to make each Loan hereunder including, without limitation, the initial Loan are subject to satisfaction of the conditions precedent set forth in Section 5.01, the conditions precedent set forth in Section 5.02, to the extent applicable, and satisfaction of the following conditions precedent:

         (a) Representations And Warranties The representations and warranties by the Company and each Guarantor pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or the date of issuance, amendment, renewal or extension of such Standby Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or will result after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Standby Letter of Credit.

         (c) Availability. After giving effect to any requested Revolving Credit Loan, the Aggregate Outstandings shall not exceed the lesser of (x) the Revolving Credit Commitment in effect at such time or (y) the then current Borrowing Base.

         (d) Letter of Credit Documentation. With respect to the issuance, amendment, renewal or extension of any Standby Letter of Credit, the Lender shall have received the documents and instruments requested by the Lender in accordance with Section 2.05(a) hereof.

         (e) Notice of Borrowing. The Lender shall have received a Notice of Borrowing duly executed by an Executive Officer of the Company with respect to the requested Loan.

         Each borrowing hereunder shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), and (c) of
Section 5.03 are true and correct on and as of the Borrowing Date, as though such representation and warranty had been made on and as of such date.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees with the Lender that so long as the Commitment remains in effect, or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid it will, and will cause each Guarantor to:

         SECTION 6.01. Existence, Properties, Insurance. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company existence, as applicable, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all of its property, in each case, used or useful in and material to the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; at all times, preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business. Each such policy of insurance of the Company and each Guarantor shall name the Lender as loss payee and additional insured thereof, as applicable, and shall provide for at least thirty (30) days' prior written notice to the Lender of any modification or cancellation of such policies. The Company shall provide to the Lender promptly upon receipt thereof evidence of the annual renewal of each such policy.

         SECTION 6.02. Payment of Indebtedness and Taxes.
                       ---------------------------------

         (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable unless such indebtedness or obligations, other than indebtedness or obligations owing to the Lender, are being contested in good faith by appropriate proceedings diligently conducted, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any Guarantor shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Guarantor, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, the Company and each Guarantor will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION 6.03. Reports, etc. Financial Statements.
                       ----------------------------------

         Furnish to the Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, (i) a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related audited consolidated statements of income, shareholders equity and cash flow for such year, setting forth in comparative form the respective figures as of the end of and for the previous fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized standing selected by the Company and satisfactory to the Lender (the "Auditor"), it being acknowledged and agreed that Lazar Levine & Felix LLP is satisfactory to the Lender, which report shall be unqualified and shall be to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied, and (ii) a copy of the comparative consolidating financial statements of the Company and its consolidated Subsidiaries, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, which support the financial statements delivered pursuant to clause (i);

         (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period of each fiscal year of the Company, a copy of the unaudited interim consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of each such quarter and the related unaudited interim consolidated and consolidating statements of income, shareholders equity and cash flow for such quarter and the portion of the fiscal year through such date and setting forth in each case in comparative form the respective figures for the corresponding date and period in the previous fiscal year, in each case prepared by the Chief Financial Officer in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and accompanied by a certificate to that effect executed by the Chief Financial Officer;

         (c) a certificate prepared and signed by the Chief Financial Officer with each delivery required by clauses (a) and (b) above, as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Company was in compliance with all the provisions in this Agreement and the other Loan Documents, showing computation of financial covenants and quantitative negative covenants, and if the Chief Financial Officer shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute a Default or an Event of Default hereunder;

         (d) as soon as available, in any event within 30 days of the end of each month, a schedule of the Company's and each of its Subsidiaries' Receivables which shall include a Receivables aging report in form and substance satisfactory to Lender and certified by the Chief Financial Officer and current as of the first day of such month;

         (e) within 30 days after the end of each month a duly executed Borrowing Base Certificate;

         (f) within 30 days after the end of each month, an accounts payable report of the Company and its Subsidiaries in form and substance satisfactory to the Lender certified by the Chief Financial Officer and current as of the first day of such month;

         (g) at all times indicated in clause (a) above a copy of the management letter, if any, prepared by the Auditor;

         (h) together with each delivery required by clause (b) above, a quarterly project status report consisting of both current projects and projects under contract for which performance has not yet commenced, in each case, with respect to the Company and its Subsidiaries in form and substance satisfactory to Lender and certified by the Chief Financial Officer;

         (i) promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission;

         (j) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in any materially adverse action to be taken by such agency;

         (k) promptly, but in any event, within ninety (90) days after the end of each fiscal year of the Company, consolidated annual financial projections of the Company and its Subsidiaries for the next succeeding fiscal year in form and substance reasonably satisfactory to the Lender; and

         (l) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any of its Subsidiaries as the Lender may reasonably request.

Any documents required to be delivered to Lender pursuant to this Section 6.03 shall be deemed to have been delivered to the Lender to the extent the Company notifies the Lender that any such documents are included in materials otherwise filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission's EDGAR database and if so filed, shall be deemed to have been delivered on the date the Company notifies the Lender of such filing.

         SECTION 6.04. Books and Records; Access to Premises.
                       -------------------------------------

         (a) Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries.

         (b) At any time during normal business hours, and from time to time, permit the Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of such information which the Lender deems is necessary or desirable (including, without limitation, the financial records of the Company and each of its Subsidiaries) and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any of their respective Executive Officers or the Company's independent accountants and to conduct such audits (including, without limitation, field audits) of the Company's and each Guarantor's assets and liabilities (including, without limitation, reviews of Receivables, inventory, accounts payable, payroll, taxes and insurance) and the Company's and each Guarantor's books and records, in each case at the Company's expense as such representatives deem necessary, provided, the Company shall bear the cost of not more than one (1) such audit in any calendar year unless an Event of Default has occurred, in which case, the Company shall also bear the cost of an audit, if any, performed by the Lender in connection with such Event of Default.

         SECTION 6.05. Notice of Adverse Change. Promptly notify the Lender in writing of (a) any change in the business or the operations of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Lender pursuant to this Agreement, fail to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06. Notice of Default. Promptly notify the Lender of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Company is likely to be come a Default or Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

         SECTION 6.07. Notice of Litigation. Promptly notify the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against the Company or any Subsidiary of the Company on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.08. Notice of Default in Other Agreements. Promptly notify the Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary of the Company is a party which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.09. Notice of ERISA Event. Promptly deliver to the Lender a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, any Guarantor, or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Guarantor, ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans have an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Guarantor or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. The Company will deliver to the Lender a complete copy of the annual report (Form 5500) of each Plan that is a single employer Plan (within the meaning of Section 4001(a)(15) of ERISA), filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lender pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Company or any Guarantor required to be delivered to the Lender hereunder shall be delivered to the Lender no later than ten (10) days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or any Guarantor.

         SECTION 6.10. Notice of Environmental Law Violations. Promptly notify the Lender of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Subsidiary of the Company relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. Notice Regarding Material Contracts. Promptly notify the Lender of (a) any termination (prior to the end of its stated term), material amendment, material supplement or other material modification of any Material Contract and (b) the occurrence of a default by the Company or any of its Subsidiaries under, or by any party to, any Material Contract of which the Company is aware.

         SECTION 6.12. Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. Subsidiaries. Give the Lender written notice of the creation, establishment, reactivation or acquisition, in any manner, of any Subsidiary of the Company not existing or active on the Closing Date prior to such creation, establishment, reactivation or acquisition and cause each such Subsidiary to execute a Guaranty and Security Agreement concurrently with the creation, establishment, reactivation or acquisition of such Subsidiary and in connection therewith shall deliver or cause to be delivered such proof of corporate action, incumbency of officers and other documents (including opinions of counsel) as are consistent with those delivered as to the Company pursuant to
Section 5.01 hereof on the Closing Date, or as the Lender may request, each in form and substance satisfactory to the Lender.

         SECTION 6.14. Depository Relationship. Maintain their primary depository relationship with the Lender and, in connection therewith, provide evidence to the Lender that it has closed all of its payroll accounts and depository accounts at other financial institutions within (a) 60 days of the Closing Date, with respect to payroll accounts, and (b) 30 days of the Closing Date, with respect to all depository accounts.

         SECTION 6.15. Environmental Laws. Comply in all material respects with the requirements of all Environmental Laws, provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request, and defend, indemnify, and hold harmless the Lender and its respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Subsidiary of the Company; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

         The Company covenants and agrees with the Lender that so long as the Commitment remains in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Guarantor, directly or indirectly, to:

         SECTION 7.01. Liens. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

         (a) Liens existing on the date hereof as set forth on Schedule II attached hereto including any renewals or extensions thereof; provided that no such Lien is extended to cover any additional property and that the amount of Indebtedness secured thereby is not increased and, provided, further, that, with respect to the federal tax lien in the amount of $56,287.60 disclosed on such
Schedule II, the Company shall comply with Section 6.02 hereof within thirty
(30) days of the Closing Date;

         (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries in accordance with Generally Accepted Accounting Principles;

         (c) Statutory Liens of landlords and carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business, provided such Liens are not overdue for a period of more than 30 days or which, if so overdue, are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Lender in any of the collateral subject to the Security Documents;

         (d) Liens incurred or deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, performance and appeal bonds, and other obligations of similar nature incurred in the ordinary course of business;

         (e) Easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate do not interfere in any material respect with the occupation, use and enjoyment by the Company or any Guarantor of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

         (f) Deposits under workmen's compensation, unemployment insurance and social security laws;

         (g) Liens granted to the Lender under this Agreement or any other Loan Document; and

         (h) Purchase money liens for fixed or capital assets including obligations with respect to Capital Leases; provided in each case (i) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to such lien, (ii) such purchase money lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired.

         SECTION 7.02. Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

         (a)      Indebtedness incurred prior to the date hereof as described in
Schedule III attached hereto, including any renewals or extensions thereof; provided such renewal or extension is on terms no less favorable to the Company or the Guarantor, as applicable, and does not result in an increase in the aggregate principal amount of such Indebtedness;

         (b) Indebtedness to the Lender under this Agreement, the Notes or any other Loan Document;

         (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

         (d)      Indebtedness consisting of guarantees permitted pursuant to
Section 7.03;

         (e) Intercompany Indebtedness owed by the Company to any Guarantor or by any Guarantor to the Company or any other Guarantor;

         (f) Subordinated Indebtedness in an amount not exceed $1,000,000 at any time outstanding; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or would occur after giving effect to the incurrence of such Subordinated Indebtedness; and

         (g) Indebtedness secured by purchase money liens as permitted under Section 7.01(h) hereof; provided such Indebtedness incurred in any fiscal year of the Company shall not exceed $500,000, and, further, provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness.

         SECTION 7.03. Guaranties. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any other Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the

Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

         (a)      guaranties executed prior to the date hereof as described on
Schedule IV attached hereto but not including any renewals or extension thereof;

         (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

         (c)      guaranties of any Indebtedness owing to the Lender; and

         (d) guaranties by the Company of any obligations of any Guarantor, or by any Guarantor of any obligations of the Company or any other Guarantor, in each case, to the extent such obligations are otherwise permitted by the terms and conditions of this Agreement.

         SECTION 7.04. Sale of Assets. Sell, assign, lease, transfer or otherwise dispose of any of their now owned or hereafter acquired respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses.

         SECTION 7.05. Sales of Receivables. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any of its Subsidiaries, with or without recourse, except for collection in the ordinary course of business.

         SECTION 7.06. Loans and Investments. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of any Subsidiaries existing as of the Closing Date, (b) loans and capital contributions by the Company to any Guarantor and loans and advances by any Guarantor to the Company or any other Guarantor, (c) the Acquisition, and (d) investments consisting of Eligible Investments.

         SECTION 7.07. Nature of Business. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof.

         SECTION 7.08. Sale and Leaseback. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of it or any of its Subsidiaries, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

         SECTION 7.09. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. Accounting Policies and Procedures. Except as required by applicable law, rule or regulation, permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

         SECTION 7.11. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, a release of Hazardous Materials onto such property or asset or onto any other property in violation of any such local laws or regulations.

         SECTION 7.12. Limitations on Fundamental Changes. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, acquire all of the stock or all or substantially all of the assets or the business of any Person (except pursuant to the Acquisition) or liquidate, wind up or dissolve or suffer any liquidation or dissolution.

         SECTION 7.13. Financial Condition Covenants.
                       -----------------------------

         (a) Consolidated Debt Service Coverage Ratio. Permit the Consolidated Debt Service Coverage Ratio to be less than 1.50:1.00, at the end of any fiscal quarter of the Company.

         (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than 2.25:1.00, at the end of any fiscal quarter of the Company.

         (c) Consolidated Pre-tax Loss. Incur a Consolidated Pre-tax Net Loss in excess of $500,000, in the aggregate, in any period of two consecutive fiscal quarters, as determined as of the end of each fiscal quarter of the Company.

         SECTION 7.14. Dividends. Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any of its Subsidiaries or any warrant to purchase any class of stock of the Company or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or any of its Subsidiaries or in any combination thereof, except dividends paid by a Guarantor to the Company, or permit any Subsidiary to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of the Company or any of its Subsidiaries or any warrant to purchase any class of stock of the Company or any of its Subsidiaries from any Person.

         SECTION 7.15. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except (i) in the ordinary course of and pursuant to the reasonable requirements of the Company's or any Guarantor's business (including reasonable and customary fees paid to officers and directors of the Company or any Subsidiary of the Company for services rendered thereto and reimbursement of expenses of officers, directors and employees consistent with past practice) and upon fair and reasonable terms no less favorable to the Company or such Guarantor than they would obtain in a comparable arms-length transaction with a Person not an Affiliate, or (ii) with respect to services provided by the Company to a Guarantor or by a Guarantor to the Company or another Guarantor which are not otherwise prohibited by this Agreement.

         SECTION 7.16. Impairment of Security Interest. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of the Lender or grant to any person any interest whatsoever in any property which is subject to a security interest in favor of the Lender.

         SECTION 7.17. Subordinated Debt. (a) Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt or (b) amend, supplement or otherwise modify any of the terms thereof without (other than any such amendment, supplement or modification that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee) the prior written consent of the Lender.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.01. Events of Default. In the case of the happening of any of the following events (each an "Event of Default"):

         (a) failure to pay the principal of, or interest on, any Loan, or any fee or other amount due under this Agreement, as and when due and payable;

         (b) default shall be made in the due observance or performance of any covenant, condition or agreement of the Company or any of its Subsidiaries to be performed (i) pursuant to Article VI of this Agreement (other than Section
6.03 and Section 6.04(b) thereof) and, in the case of this sub-clause (i) only, such default shall continue unremedied for a period of thirty (30) consecutive days, or (ii) pursuant to any other provision of this Agreement or any other Loan Document;

         (c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

         (d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

         (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any of its Subsidiaries in excess of $500,000 individually or in the aggregate (other than the Notes) if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due;

         (f) the Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing; or(vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Subsidiaries or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company or any of its Subsidiaries and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

         (h) one or more orders, judgments or decrees for the payment of money in excess of $500,000 in the aggregate by shall be rendered against the Company or any of its Subsidiaries and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of thirty (30) days with respect to the Company or any Domestic Subsidiary during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

                  (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section

412 of the Code, any Plan is terminated by the Company, any Guarantor or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any of its Subsidiaries or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under
Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any of its Subsidiaries or the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

                  (ii) any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any of its Subsidiaries shall so assert in writing;

                  (iii)    a Change of Control shall have occurred;

                  (iv) the termination or expiration of the Master Services Contract which is not replaced by a new master services contract with Diageo;

                  (v) any material adverse change in the financial condition of the Company and its Subsidiaries, taken as a whole, shall have occurred; or

                  (vi) any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby;

then, at any time thereafter during the continuance of any such event, the Lender may, in its sole discretion, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times, (a) terminate the Commitments and (b) declare (i) the Notes, both as to principal and interest, (ii) an amount equal to the Standby LC Exposure, and
(iii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in
Section 8.01(f) or (g) shall have occurred, the Commitment shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii) and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Note to the contrary notwithstanding. With respect to all Standby Letters of Credit that shall not have expired or presentment for honor shall not have occurred, the Company shall provide the Lender with Cash Collateral in an amount equal to the aggregate undrawn amount of such Standby Letters of Credit. Such Cash Collateral shall be used to reimburse the Lender for drawings under Standby Letters of Credit for which the Lender has not been reimbursed and, to the extent not so used, shall be held for the satisfaction of the reimbursement obligations of the Company at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations, with any amount remaining after such satisfactions to be returned to the Company or paid to such other party as may legally be entitled to the same.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy, and with respect to information required to be provided to Lender pursuant to Section 6.03, by email), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand or email to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

         (a)      if to the Lender, at

                  Sovereign Bank
                  330 South Service Road
                  Melville NY 11747
                  Attn:  Mr. William Conlan
                         Vice President
                  Telecopy: (631) 694-8388
                  Email address: WConlan@sovereignbank.com


         (b)      if to the Company, at

                  CoActive Marketing Group, Inc.
                  75 Ninth Avenue
                  New York, New York 10011
                  Attn: Mr. Fred Kaseff, Chief Financial Officer
                  Telecopy: (212) 660-3881

         (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 9.01

         SECTION 9.02. Effectiveness; Survival. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Lender. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans and the issuance of the Standby Letters of Credit, in each case, as herein contemplated and the execution and delivery to the Lender of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Company pursuant to
Section 3.07, Section 3.08, Section 3.09, Section 6.15 and Section 9.03 hereof shall, notwithstanding anything herein to the contrary, survive termination of this Agreement and payment of the Obligations.

         SECTION 9.03. Expenses. The Company agrees (a) to indemnify, defend and hold harmless the Lender and its officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable, legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the willful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Lender for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Agreement, the Note any other Loan Documents and any amendment, supplement or modification to any of the foregoing, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Lender, and (c) to pay or reimburse the Lender for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Note, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Lender, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

         SECTION 9.04. Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstance.

         SECTION 9.05. Successors and Assigns; Participations.
                       --------------------------------------

         (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lender, all future holders of the Note and their respective successors and assigns, except that no Company may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         (b) The Lender reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitments to such banks or lending institutions as it may choose and (i) with respect to participations, without the consent of the Company and (ii) with respect to assignments, with the consent of the Company, such consent not to be unreasonably withheld. The Lender may furnish any information concerning the Company or any of its Subsidiaries in its possession from time to time to any assignee or participant (or proposed assignee or participant). The Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Note to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from its Commitment or its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party to this Agreement

         SECTION 9.06. No Waiver; Cumulative Remedies. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

         SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         SECTION 9.08. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM CONSTITUTES A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE RULES OF CIVIL PROCEDURE. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD

AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.

         SECTION 9.09. Severability. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 9.10. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any Affiliate of the Lender to or for the credit or the account of the Company against any and all of the Obligations of, irrespective of whether or not the Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The rights of the Lender and each Affiliate of the Lender under this Section 9.10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

         SECTION 9.11. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 9.12. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, each of the Company, the Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against the Company or the Lender.

         SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.


                      [the next page is the signature page]

         IN WITNESS WHEREOF, the Company and the Lender have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                                       COACTIVE MARKETING GROUP, INC.

                                       By: /s/ FRED KASEFF
                                           -------------------------------------
                                           Name:  Fred Kaseff
                                           Title: Chief Financial Officer


                                       SOVEREIGN BANK

                                       By: /s/ WILLIAM CONLAN
                                           -------------------------------------
                                           Name:  William Conlan
                                           Title: Vice-President